UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2007
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
1.01	Entry into a Material Definitive Agreement.
9.01	Financial Statements and Exhibits.

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry into a Material Definitive Agreement.

Effective November 1, 2007, Uranium Energy Corp. (the "Company") entered into a binding letter Agreement to Purchase Assets (the "Agreement") with Melvin O. Stairs, Jr. ("Mr. Stairs"), whereby the Company acquired from Mr. Stairs an undivided 100% legal, beneficial and registered interest in and to a certain mineral exploration claim represented by permit number 08-111678, which is located at T7N R3E, Section 32, in Maricopa County, Arizona (the "Mineral Claim"), together with a certain database containing various material information respecting the subject Mineral Claim (the Mineral Claim and its database, collectively, the "Assets"). As consideration for acquisition of the Assets, the Company has agreed to make the following payments (each a "Purchase Price Payment") and the following Mineral Claim maintenance payments (each a "Purchase Price Maintenance Payment") to Mr. Stairs in the following manner at the following times after November 1, 2007 (the "Acceptance Date"):

(a)        Purchase Price Payments: pay to the order and direction of Mr. Stairs the following Purchase Price Payments in the aggregate sum of U.S. $1,200,000 in the following manner and at the following times:

(i)         an initial and non-refundable Purchase Price Payment of U.S. $10,000 immediately upon the Acceptance Date of the Agreement;

(ii)        a further and non-refundable Purchase Price Payment of U.S. $95,000 on or before January 10, 2008;

(iii)       a further and non-refundable Purchase Price Payment of U.S. $95,000 on or before August 15, 2008;

(iv)        a further and non-refundable Purchase Price Payment of U.S. $100,000 on or before January 10, 2009;

(v)         a further and non-refundable Purchase Price Payment of U.S. $100,000 on or before August 15, 2009;

(vi)        a further and non-refundable Purchase Price Payment of U.S. $100,000 on or before January 10, 2010;

(vii)       a further and non-refundable Purchase Price Payment of U.S. $100,000 on or before August 15, 2010;

(viii)      a further and non-refundable Purchase Price Payment of U.S. $100,000 on or before January 10, 2011;

(ix)        a further and non-refundable Purchase Price Payment of U.S. $100,000 on or before August 15, 2011;

(x)         a further and non-refundable Purchase Price Payment of U.S. $100,000 on or before January 10, 2012;

(xi)        a further and non-refundable Purchase Price Payment of U.S. $100,000 on or before August 15, 2012;

(xii)       a further and non-refundable Purchase Price Payment of U.S. $100,000 on or before January 10, 2013; and

(xiii)      a final and non-refundable Purchase Price Payment of U.S. $100,000 on or before August 15, 2013; and

(b)        Purchase Price Maintenance Payments: pay, or cause to be paid, all outstanding, existing and future underlying regulatory and governmental fees, payments and assessment work required to keep the Mineral Claim interests comprising the Assets in good standing during the continuance of the Agreement and prior to the Company's satisfaction of the entire Purchase Price consideration and including, without limitation, all permitting costs, transfer fees and any reclamation costs associated in any manner with the Mineral Claim interests comprising the Assets.

Pursuant to the terms of the Agreement, in order to secure the complete and timely payment of all of the Company's purchase price obligations to Mr. Stairs under the Agreement, the Company granted a security interest in and to, a lien upon and a right of set-off against the Company's right, title and interest in and to the Assets.

In addition, and pursuant to the terms of the Agreement, at any time prior to the earlier of the payment of the entire Purchase Price by the Company to Mr. Stairs or the termination of the Agreement for any reason, the Company has a right of first refusal to acquire all or any portion of any interest in the Agreement or to any mineral property interest which Mr. Stairs may have an interest in at anytime and which Mr. Stairs desires to dispose of (collectively, the "Holding"). If Mr. Stairs receives a bona fide offer to purchase from, or where a sale is solicited by Mr. Stairs, then upon settling the proposed terms thereof with a third party for the purchase or sale of the Holding, Mr. Stairs shall offer to sell the Holding to the Company. The offer to sell to the Company shall be on the same terms and conditions and of equivalent dollar value as those contained in the offer to the third party; provided, however, that should the Company and Mr. Stairs fail to agree upon a determination of the equivalent dollar value for any such offer, such equivalent dollar value shall be determined by arbitration under the provisions of the Agreement. The Company shall be entitled to elect, by notice to Mr. Stairs within 30 calendar days from the date of receipt of the offer to sell, to acquire the Holding, on the same terms and conditions as those set forth in the offer to the third party. If the Company does not exercise its right to acquire the Holding, Mr. Stairs may, for a period of 60 calendar days following the last date upon which the Company could have made the election, dispose of the Holding, but only on the same terms and conditions as set forth in that offer.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

Not applicable.

(b)        Pro forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Letter Agreement to Purchase Assets by and between the Company and Melvin O. Stairs, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: November 5, 2007.	By: "Pat Obara" Name: Pat Obara Title: Secretary, Treasurer and Chief Financial Officer

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